Exhibit 4.3

Execution Version

THIRD SUPPLEMENTAL INDENTURE

between

OCEANEERING INTERNATIONAL, INC.

as Issuer

and

COMPUTERSHARE TRUST COMPANY, N.A.,

as Trustee
____________________
6.000% Senior Notes due 2028
____________________
October 2, 2023

OCEANEERING INTERNATIONAL, INC.
THIRD SUPPLEMENTAL INDENTURE
THIS THIRD SUPPLEMENTAL INDENTURE, dated as of October 2, 2023 (the “Third Supplemental Indenture”), between Oceaneering International, Inc., a corporation incorporated under the laws of the State of Delaware (the “Company”), and Computershare Trust Company, N.A., as successor to Wells Fargo Bank, National Association, as trustee (the “Trustee”).
W I T N E S S E T H:
WHEREAS, the Company has heretofore executed and delivered to the Trustee an Indenture (the “Base Indenture”), dated as of November 21, 2014, providing for the issuance from time to time of one or more series of the Company’s Securities;
WHEREAS, pursuant to a Second Supplemental Indenture, dated as of February 6, 2018 (the “Second Supplemental Indenture” and, together with the Base Indenture, the “Existing Indenture,” and, together with this Third Supplemental Indenture, the “Indenture”) $300,000,000 aggregate principal amount of 6.000% Senior Notes due 2028 (the “Existing Notes”) were issued on February 6, 2018;
WHEREAS, Section 102 of the Second Supplemental Indenture provides that the aggregate principal amount of 6.00% Senior Notes due 2028 is unlimited;
WHEREAS, Sections 2.01 and 9.01 of the Base Indenture provide that the Company may increase the authorized size of any series of Securities issued pursuant to the Base Indenture;
WHEREAS, the Company desires to issue $200,000,000 aggregate principal amount of additional notes, having terms substantially identical in all material respects to the Existing Notes (the “New Notes” and, together with the Existing Notes, the “Senior Notes”), the issuance of which was authorized by or pursuant to resolution of the Board of Directors of the Company;
WHEREAS, the Company, pursuant to the foregoing authority, proposes in and by this Third Supplemental Indenture to supplement and amend the Existing Indenture insofar as it shall apply only to the New Notes in certain respects; and
WHEREAS, all things necessary have been done to make the New Notes, when executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid obligations of the Company, and to make this Third Supplemental Indenture a valid agreement of the Company, in accordance with their and its terms.
NOW THEREFORE:
In consideration of the premises provided for herein, the Company and the Trustee mutually covenant and agree for the equal and proportionate benefit of all Holders of the Senior Notes as follows:
ARTICLE ONE
THE NEW NOTES
SECTION 1.01    Designation of New Notes. As of the date hereof, the Company shall issue and the Trustee is directed to authenticate and deliver the New Notes under the Indenture having the same terms as the Existing Notes, except that interest on the New Notes shall accrue from August 1, 2023, the first

Interest Payment Date shall be February 1, 2024, the New Notes shall have a different issue date and public offering price than the Existing Notes, the New Notes shall benefit from registration rights pursuant to the Registration Rights Agreement, dated as of October 2, 2023 (the “Registration Rights Agreement”), between the Company and J.P. Morgan Securities LLC, as representative of the several initial purchasers, and the New Notes shall have different CUSIP and ISIN numbers than the Existing Notes. The New Notes shall be treated as a single series and shall vote together as a single class with the Existing Notes, but the New Notes shall not be fungible for U.S. income tax purposes with the Existing Notes. Copies of the Global Securities representing the New Notes are attached hereto as Annex B, which is incorporated into and shall be deemed a part of this Third Supplemental Indenture, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by the Indenture, and which may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers of the Company executing such New Notes, as evidenced by their execution of the New Notes.
The Company initially appoints The Depository Trust Company to act as Depositary with respect to the Global Securities.
SECTION 1.02    Amount. The Trustee shall authenticate and deliver an aggregate principal amount of $200,000,000 of New Notes upon a Company Order without any further action by the Company.
SECTION 1.03    Interest. The New Notes shall bear interest at the rate set forth under the caption “Interest” in the New Notes, commencing on August 1, 2023. Interest on the New Notes shall be payable to the Persons in whose name the New Notes are registered at the close of business on the Regular Record Date for such interest payment. The date from which interest shall accrue for each New Note shall be set forth in such New Note. The Interest Payment Dates on which interest on the New Notes shall be payable are February 1 and August 1 of each year, commencing on February 1, 2024. The Regular Record Dates for the interest payable on the New Notes on any Interest Payment Date shall be January 15 or July 15, as the case may be, immediately preceding such Interest Payment Date (each a “Regular Record Date”).
The Company shall pay all Additional Interest, if any, in the same manner on the dates and in the amounts set forth in the Registration Rights Agreement. In the event the Company is required to pay Additional Interest, the Company shall provide written notice to the Trustee of the Company’s obligation to pay Additional Interest no later than 15 days prior to the next Interest Payment Date, which notice shall set forth the amount of the Additional Interest to be paid by the Company. For purposes of the New Notes, all references to “interest” or “Interest” shall be deemed to include Additional Interest, if any. The Trustee will have no duty whatsoever to determine whether Additional Interest is payable or the amount thereof.
SECTION 1.04    Denominations. The New Notes shall be issued in minimum denominations of $2,000 or any integral multiple of $1,000 in excess thereof.
SECTION 1.05    Optional Redemption. The Company, at its option, may redeem the New Notes in accordance with the provisions of and at the Redemption Prices set forth under the caption “Optional Redemption” in the New Notes and in accordance with the provisions of the Indenture.
SECTION 1.06    Sinking Fund. There shall be no sinking fund for the retirement of the New Notes.
SECTION 1.07    Place of Payment. The Place of Payment for the New Notes and the place or places where the principal of and interest on the New Notes shall be payable, the New Notes may be surrendered for registration of transfer, the New Notes may be surrendered for exchange or redemption and where notices may be given to the Company in respect of the New Notes is at the office or agency of the Trustee; provided that payment of interest may be made at the option of the Company by check mailed to the address of the Person entitled thereto as such address shall appear in the register of the Securities or by wire transfer of immediately     available funds to the accounts in the United States specified by the Holder of such New Notes.
SECTION 1.08     Payment on Business Day. If any Interest Payment Date, Redemption Date or Maturity date of the New Notes is not a Business Day at any Place of Payment, then payment of the principal, premium, if any, and interest may be made on the next Business Day at that Place of Payment. No interest shall accrue on the amount payable for the period from and after the applicable Interest Payment Date, Redemption Date or Maturity date, as the case may be.
SECTION 1.09    Maturity. The date on which the principal of the New Notes is payable, unless accelerated pursuant to the Indenture, shall be February 1, 2028.
SECTION 1.10     Paying Agent and Registrar. The Company initially appoints the Trustee to act as Paying Agent and Registrar with respect to the New Notes.
SECTION 1.11     Reporting. The New Notes shall be entitled to the benefit of Section 4.03(b) of the Base Indenture.
SECTION 1.12     Other Terms of the Senior Notes. Without limiting the foregoing provisions of this Article One, the terms of the New Notes shall be as set forth in Annex A hereto and in the form of New Notes set forth in Annex B hereto, each of which form a part of this Third Supplemental Indenture. For the avoidance of doubt, Article Two of the Second Supplemental Indenture applies to the New Notes.
ARTICLE TWO
AMENDMENTS TO THE INDENTURE
The amendments contained herein shall apply to the New Notes only and not to the Existing Notes or any other series of Securities issued under the Base Indenture. These amendments shall be effective for so long as there remain any New Notes outstanding.
Section 2.08 of the Base Indenture is amended by restating Section 2.08 of the Base Indenture as follows:
Section 2.08    Transfer and Exchange.
(a)The New Notes shall be transferable only upon the surrender of a New Note for registration of transfer and in compliance with Annex A.
(b)When New Notes are presented to the Registrar with the request to exchange those New Notes for an equal principal amount of New Notes of like tenor and of other authorized denominations, the Registrar shall make the exchange as requested if its requirements and the requirements of this Third Supplemental Indenture for such exchange are met in accordance with the provisions of Annex A; provided, however, that the New Notes presented or surrendered for exchange shall be duly endorsed or accompanied by a written instruction of exchange duly executed by the Holder thereof or by his attorney, duly authorized in writing, on which instruction the Registrar can rely.

(c)To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate New Notes at the Registrar’s written request and submission of the New Notes (or Global Securities). No service charge shall be made to a Holder for any registration of transfer or exchange (except as otherwise expressly permitted herein), but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than such transfer tax or similar governmental charge payable on exchanges pursuant to Section 2.12, 3.07 or 9.05 of the Base Indenture). The Trustee shall authenticate New Notes in accordance with the provisions of Section 2.04 of the Base Indenture. Notwithstanding any other provisions of this Third Supplemental Indenture to the contrary, neither the Company nor the Trustee shall be required to register the transfer or exchange of (i) any Security selected for redemption in whole or in part pursuant to Article III of the Base Indenture, except the unredeemed portion of any Security being redeemed in part or (ii) any Security during the period beginning 15 Business Days before the mailing of notice of any offer to repurchase New Notes required pursuant to the terms thereof or of redemption of New Notes to be redeemed and ending at the close of business on the date of mailing.
Section 2.02    Section 2.17 of the Base Indenture is amended by restating Section 2.17 of the Indenture as follows:
Section 2.17    [Reserved.]
Section 2.03    The Base Indenture is amended by inserting Annex A attached to this Third Supplemental Indenture.
ARTICLE THREE
MISCELLANEOUS PROVISIONS
Section 3.01    Integral Part.
This Third Supplemental Indenture constitutes an integral part of the Indenture.
Section 3.02    General Definitions.
For all purposes of this Third Supplemental Indenture:
(a)capitalized terms used herein without definition shall have the meanings specified in the Existing Indenture; and
(b)the terms “herein,” “hereof,” “hereunder” and other words of similar import refer to this Third Supplemental Indenture.
Section 3.03     Adoption, Ratification and Confirmation.
The Indenture, as supplemented and amended by the Second Supplemental Indenture and this Third Supplemental Indenture, is in all respects hereby adopted, ratified and confirmed.
Section 3.04     Counterparts.
This Third Supplemental Indenture (and any document executed in connection with this Third Supplemental Indenture) shall be valid, binding and enforceable against a party only when executed and delivered by an authorized individual on behalf of the party by means of (i) any electronic signature permitted by the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act and/or any other relevant electronic signatures law, including relevant provisions of the Uniform Commercial Code (the “UCC”) (collectively, “Signature Law”); (ii) an original manual signature; or (iii) a faxed, scanned or photocopied manual signature. Each electronic signature or faxed, scanned or photocopied manual signature shall for all purposes have the same validity, legal effect and admissibility in evidence as an original manual signature. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned or photocopied manual signature, or other electronic signature, of any party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof. This Third Supplemental Indenture may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute one and the same instrument. For avoidance of doubt, original manual signatures shall be used for execution or endorsement of writings when required under the UCC or other Signature Law due to the character or intended character of the writings.
Section 3.05     Governing Law.
THIS THIRD SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, BUT WITHOUT GIVING EFFECT TO THE APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.
Section 3.06     Trustee Disclaimer.
The Trustee makes no representation as to the validity or sufficiency of this Third Supplemental Indenture. The recitals contained herein shall be taken as statements of the Company, and the Trustee assumes no responsibility for their correctness.
[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental Indenture to be duly executed as of the day and year first written above.

OCEANEERING INTERNATIONAL, INC.

By: /s/ Alan R. Curtis
Name: Alan R. Curtis
Title: Senior Vice President and Chief Financial Officer

COMPUTERSHARE TRUST COMPANY, N.A., as Trustee

By: /s/ Corey J. Dahlstrand
Name: Corey J. Dahlstrand
Title: Vice President
Signature Page to Third Supplemental Indenture

ANNEX A
PROVISIONS RELATING TO NEW NOTES AND NEW EXCHANGE NOTES
Section 1.1     Definitions.
(a)  Capitalized Terms.
Capitalized terms used but not defined in this Annex A have the meanings given to them in the Indenture. The following capitalized terms have the following meanings:
    “Additional Interest” means the interest payable as a consequence of the failure to effectuate in a timely manner the exchange offer and/or shelf registration procedures set forth in the Registration Rights Agreement.

“Applicable Procedures” means, with respect to any transfer or transaction involving a Global Security or beneficial interest therein, the rules and procedures of the Depositary for such Global Security, Euroclear or Clearstream, in each case to the extent applicable to such transaction and as in effect from time to time.

    “Clearstream” means Clearstream Banking, Société Anonyme, or any successor securities clearing agency.
    “Distribution Compliance Period,” with respect to any New Note, means the period of 40 consecutive days beginning on and including the later of (a) the day on which such New Note is first offered to persons other than distributors (as defined in Regulation S) in reliance on Regulation S, notice of which day shall be promptly given by the Company to the Trustee, and (b) the date of issuance with respect to such New Note or any predecessor of such New Note.
    “Euroclear” means Euroclear Bank S.A./N.Y., as operator of Euroclear systems Clearance System or any successor securities clearing agency.
“Exchange Offer” has the meaning set forth in the Registration Rights Agreement.
“Exchange Offer Registration Statement” has the meaning set forth in the Registration
Rights Agreement.

“New Exchange Notes” means notes issued in a registered exchange offer pursuant to the Registration Rights Agreement.
“QIB” means a “qualified institutional buyer” as defined in Rule 144A.
“Regulation S” means Regulation S promulgated under the Securities Act.
“Rule 144” means Rule 144 promulgated under the Securities Act.
“Rule 144A” means Rule 144A promulgated under the Securities Act.
“Shelf Registration Statement” means the Shelf Registration Statement as defined in the Registration Rights Agreement.

“Unrestricted Global Security” means any New Note in global form that does not bear or is not required to bear the Restricted Securities Legend.
“U.S. person” means a “U.S. person” as defined in Regulation S.
(b) Other Definitions.

Term:	Defined in Section:

“Agent Members”	2.1(c)
“Definitive Securities Legend”	2.2(e)
“ERISA Legend”	2.2(e)
“Global Securities”	2.1(a)
“Global Securities Legend”	2.2(e)
“OID Securities Legend”	2.2(e)
“Regulation S Global Security”	2.1(b)
“Regulation S Securities”	2.1(a)
“Restricted Securities Legend”	2.2(e)
“Rule 144A Global Security”	2.1(b)
“Rule 144A Securities”	2.1(a)

Section 2.1    Form and Dating.
(a)  The New Notes issued on the date hereof shall be (i) offered and sold by the Company to the initial purchasers thereof and (ii) resold, initially only to (1) QIBs in reliance on Rule 144A (“Rule 144A Securities”) and (2) Persons other than U.S. persons in reliance on Regulation S (“Regulation S Securities”).
(b)  Global Securities. Rule 144A Securities shall be issued initially in the form of one or more permanent Global Securities in definitive, fully registered form, numbered RA-1 upward (collectively, the “Rule 144A Global Securities”) and Regulation S Securities shall be issued initially in the form of one or more Global Securities, numbered RS-1 upward (collectively, the “Regulation S Global Securities”), in each case without interest coupons and bearing the Global Securities Legend and Restricted Securities Legend, which shall be deposited on behalf of the purchasers of the New Notes represented thereby with the Custodian, and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Company and authenticated by the Trustee as provided in this Third Supplemental Indenture. The Rule 144A Global Security, the Regulation S Global Security and any Unrestricted Global Securities are each referred to herein as a “Global Security” and are collectively referred to herein as “Global Securities.” Each Global Security shall represent such of the outstanding New Notes as shall be specified in the “Schedule of Increases or Decreases in the Global Security” attached thereto and each shall provide that it shall represent the aggregate principal amount of New Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding New Notes represented thereby may from time to time be reduced or increased, as applicable, to reflect exchanges and redemptions. Any endorsement of a Global Security to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding New Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the

Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.08 of the Indenture and Section 2.2(c) of this Annex A.
(c) Book-Entry Provisions. This Section 2.1(c) shall apply only to a Global Security deposited with or on behalf of the Depositary.
The Company shall execute and the Trustee shall, in accordance with this Section 2.1(c) of Annex A and Section 2.04 of the Base Indenture and pursuant to a Company Order, authenticate and deliver initially one or more Global Securities that (i) shall be registered in the name of the Depositary for such Global Security or Global Securities or the nominee of such Depositary and (ii) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary’s instructions or held by the Trustee as Custodian.
Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under this Third Supplemental Indenture with respect to any Global Security held on their behalf by the Depositary or by the Trustee as Custodian or under such Global Security, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of such Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Security.
(d) Definitive Securities. Except as provided in Section 2.2 or Section 2.3 of this Annex A, owners of beneficial interests in Global Securities shall not be entitled to receive physical delivery of Definitive Securities.
Section 2.2    Transfer and Exchange.
        (a)  Transfer and Exchange of Definitive Securities for Definitive Securities. When Definitive Securities are presented to the Registrar with a request:
(i)  to register the transfer of such Definitive Securities; or
(ii)  to exchange such Definitive Securities for an equal principal amount of Definitive Securities of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Securities surrendered for transfer or exchange:
(1)  shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company, duly executed by the Holder thereof or his or her attorney duly authorized in writing; and
(2)  in the case of Transfer Restricted Securities, they are being transferred or exchanged pursuant to an effective registration statement under the Securities Act or pursuant to Section 2.2(b) of this Annex A or otherwise in accordance with the Restricted Securities Legend, and are accompanied by a certification from the transferor in the form provided on the reverse side of the

Form of Security in Annex B for exchange or registration of transfers and, as applicable, delivery of such legal opinions, certifications and other information as may be requested pursuant thereto.
(b)  Restrictions on Transfer of a Definitive Security for a Beneficial Interest in a Global Security. A Definitive Security may not be exchanged for a beneficial interest in a Global Security except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Definitive Security, duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company, together with:
(i) a certification from the transferor in the form provided on the reverse side of the Form of Security in Annex B for exchange or registration of transfers and, as applicable, delivery of such legal opinions, certifications and other information as may be requested pursuant thereto; and
(ii) written instructions directing the Trustee to make, or to direct the Custodian to make, an adjustment on its books and records with respect to such Global Security to reflect an increase in the aggregate principal amount of the New Notes represented by the Global Security, such instructions to contain information regarding the Depositary account to be credited with such increase, the Trustee shall cancel such Definitive Security and cause, or direct the Custodian to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Custodian, the aggregate principal amount of New Notes represented by the Global Security to be increased by the aggregate principal amount of the Definitive Security to be exchanged and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Global Security equal to the principal amount of the Definitive Security so canceled. If the applicable Global Security is not then outstanding, the Company shall issue and the Trustee shall authenticate, upon a Company Order, a new applicable Global Security in the appropriate principal amount.
(c)  Transfer and Exchange of Global Securities.
(i)  The transfer and exchange of Global Securities or beneficial interests therein shall be effected through the Depositary, in accordance with this Third Supplemental Indenture (including applicable restrictions on transfer set forth in Section 2.2(d) of this Annex A, if any) and the procedures of the Depositary therefor. A transferor of a beneficial interest in a Global Security shall deliver to the Registrar a written order given in accordance with the Depositary’s procedures containing information regarding the participant account of the Depositary to be credited with a beneficial interest in such Global Security, or another Global Security and such account shall be credited in accordance with such order with a beneficial interest in the applicable Global Security and the account of the Person making the transfer shall be debited by an amount equal to the beneficial interest in the Global Security being transferred.
(ii)  If the proposed transfer is a transfer of a beneficial interest in one Global Security to a beneficial interest in another Global Security, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Security to which such interest is being transferred in an amount equal to the principal amount of the interest to be so transferred, and the Registrar shall reflect on its books and records the date and a corresponding decrease in the principal amount of the Global Security from which such interest is being transferred.
(iii)  Notwithstanding any other provisions of this Annex A (other than the provisions set forth in Section 2.3 of this Annex A), a Global Security may not be transferred except as a whole and not in part if the transfer is by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.
(d) Restrictions on Transfer of Global Securities; Voluntary Exchange of Interests in Transfer Restricted Global Securities for Interests in Unrestricted Global Securities.
(i) Transfers by an owner of a beneficial interest in a Rule 144A Global Security to a transferee who takes delivery of such interest through another Transfer Restricted Global Security shall be made in accordance with the Applicable Procedures and the Restricted Securities Legend and only upon receipt by the Trustee of a certification from the transferor in the form provided on the reverse side of the Form of Security in Annex B for exchange or registration of transfers and, as applicable, delivery of such legal opinions, certifications and other information as may be requested pursuant thereto.
(ii) During the Distribution Compliance Period, beneficial ownership interests in the Regulation S Global Security may only be sold, pledged or transferred through Euroclear or Clearstream in accordance with the Applicable Procedures, the Restricted Securities Legend on such Regulation S Global Security and any applicable securities laws of any state of the United States. Prior to the expiration of the Distribution Compliance Period, transfers by an owner of a beneficial interest in the Regulation S Global Security to a transferee who takes delivery of such interest through a Rule 144A Global Security shall be made only in accordance with the Applicable Procedures and the Restricted Securities Legend and upon receipt by the Trustee of a written certification from the transferor of the beneficial interest in the form provided on the reverse side of the Form of Security in Annex B for exchange or registration of transfers. Such written certification shall no longer be required after the expiration of the Distribution Compliance Period. Upon the expiration of the Distribution Compliance Period, beneficial ownership interests in the Regulation S Global Security shall be transferable in accordance with applicable law and the other terms of this Third Supplemental Indenture.
(iii) Upon the expiration of the Distribution Compliance Period, beneficial interests in the Regulation S Global Security may be exchanged for beneficial interests in an Unrestricted Global Security upon certification in the form provided on the reverse side of the Form of Security in Annex B for an exchange from a Regulation S Global Security to an Unrestricted Global Security.
(iv) Beneficial interests in a Transfer Restricted Security that is a Rule 144A Global Security may be exchanged for beneficial interests in an Unrestricted Global Security if the Holder certifies in writing to the Registrar that its request for such exchange is in respect of a transfer made in reliance on Rule 144 (such certification to be in the form set forth on the reverse side of the Form of Security in Annex B) and/or upon delivery of such legal opinions, certifications and other information as the Company may reasonably request.
(v) If no Unrestricted Global Security is outstanding at the time of a transfer contemplated by the preceding clauses (iii) and (iv), the Company shall issue and the Trustee shall authenticate, upon a Company Order, a new Unrestricted Global Security in the appropriate principal amount.
(e)  Legends.
(i)  Except as permitted by Section 2.2(d), this Section 2.2(e) and Section 2.2(i) of this Annex A, each Security certificate evidencing the Global Securities and the Definitive Securities

(and all New Notes issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form (each defined term in the legend being defined as such for purposes of the legend only) (“Restricted Securities Legend”):
THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS [IN THE CASE OF RULE 144A NOTES: SIX MONTHS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF, THE ORIGINAL ISSUE DATE OF THE ISSUANCE OF ANY ADDITIONAL NOTES AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY),] [IN THE CASE OF REGULATION S NOTES: 40 DAYS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF, THE ORIGINAL ISSUE DATE OF THE ISSUANCE OF ANY ADDITIONAL NOTES AND THE DATE ON WHICH THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) WAS FIRST OFFERED TO PERSONS OTHER THAN DISTRIBUTORS (AS DEFINED IN RULE 902 OF REGULATION S UNDER THE SECURITIES ACT) IN RELIANCE ON REGULATION S UNDER THE SECURITIES ACT], ONLY (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS NOT A QUALIFIED INSTITUTIONAL BUYER AND THAT IS PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF SECURITIES OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. [IN THE CASE OF REGULATION S NOTES: BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS

ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.]
Each Definitive Security shall bear the following additional legend (“Definitive Securities Legend”):
IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH REGISTRAR MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

Each Global Security shall bear the following additional legend (“Global Securities Legend”):
UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.
Each New Note shall bear the following additional legend (“ERISA Legend”):
BY ITS ACQUISITION OF THIS SECURITY, OR ANY INTEREST HEREIN, THE HOLDER THEREOF WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT EITHER (A) SUCH HOLDER IS NOT ACQUIRING OR HOLDING THIS SECURITY, OR ANY INTEREST HEREIN, FOR OR ON BEHALF OF, AND NO PORTION OF THE ASSETS USED BY SUCH HOLDER TO ACQUIRE OR HOLD THIS SECURITY, OR ANY INTEREST HEREIN, CONSTITUTES THE ASSETS OF, (I) AN “EMPLOYEE BENEFIT PLAN” WITHIN THE MEANING OF SECTION 3(3) OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), THAT IS SUBJECT TO TITLE I OF ERISA, (II) A PLAN, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER ARRANGEMENT THAT IS SUBJECT TO SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), OR PROVISIONS UNDER ANY OTHER U.S. OR NON-U.S. FEDERAL, STATE, LOCAL OR OTHER LAWS OR REGULATIONS THAT ARE SIMILAR TO SUCH PROVISIONS OF ERISA OR THE CODE (“SIMILAR LAWS”), OR (III) AN ENTITY WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE “PLAN ASSETS” OF ANY OF THE FOREGOING DESCRIBED IN CLAUSES (I) AND (II) ABOVE, PURSUANT TO ERISA OR OTHERWISE, OR (B) THE ACQUISITION, HOLDING AND SUBSEQUENT DISPOSITION OF THIS SECURITY, OR ANY INTEREST HEREIN, WILL

NOT CONSTITUTE A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A SIMILAR VIOLATION UNDER ANY APPLICABLE SIMILAR LAWS.
Any New Note issued with original issue discount will also bear the following additional legend (“OID Securities Legend”):
THIS SECURITY HAS BEEN ISSUED WITH “ORIGINAL ISSUE DISCOUNT” (WITHIN THE MEANING OF SECTION 1273 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED). UPON WRITTEN REQUEST, THE ISSUER WILL PROMPTLY MAKE AVAILABLE TO ANY HOLDER OF THIS SECURITY THE FOLLOWING INFORMATION: (1) THE ISSUE PRICE AND ISSUE DATE OF THE SECURITY, (2) THE AMOUNT OF ORIGINAL ISSUE DISCOUNT ON THE SECURITY AND (3) THE YIELD TO MATURITY OF THE SECURITY. HOLDERS SHOULD CONTACT THE ISSUER AT THE FOLLOWING ADDRESS: OCEANEERING INTERNATIONAL, INC., 5875 NORTH SAM HOUSTON PARKWAY WEST, SUITE 400, HOUSTON, TEXAS 77086, ATTENTION: CHIEF FINANCIAL OFFICER.
(ii)  Upon any sale or transfer of a Transfer Restricted Security that is a Definitive Security, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Security for a Definitive Security that does not bear the Restricted Securities Legend and the Definitive Securities Legend and rescind any restriction on the transfer of such Transfer Restricted Security if the Holder certifies in writing to the Registrar that its request for such exchange is in respect of a transfer made in reliance on Rule 144 (such certification to be in the form set forth on the reverse side of the Form of Security in Annex B) and provides such legal opinions, certifications and other information as the Company may reasonably request.
(iii) After a transfer of any New Notes during the period of the effectiveness of a Shelf Registration Statement with respect to such New Notes, all requirements pertaining to the Restricted Notes Legend on such New Notes shall cease to apply and the requirements that any such New Notes be issued in global form shall continue to apply.
(iv) Upon the consummation of an Exchange Offer with respect to the New Notes pursuant to which Holders of such New Notes are offered New Exchange Notes in exchange for their New Notes, all requirements pertaining to New Notes that New Notes be issued in global form shall continue to apply, and New Exchange Notes in global form without the Restricted Notes Legend shall be available to Holders that exchange such New Notes in such Exchange Offer.
(f) Cancellation or Adjustment of Global Security. At such time as all beneficial interests in a Global Security have either been exchanged for Definitive Securities, transferred in exchange for an interest in another Global Security or redeemed, repurchased or canceled, such Global Security shall be returned by the Depositary to the Trustee for cancellation or retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for Definitive Securities, transferred in exchange for an interest in another Global Security or redeemed, repurchased or canceled, the principal amount of New Notes represented by such Global Security shall be reduced and an adjustment shall be made on the books and records of the Registrar (if it is then the Custodian for such Global Security) with respect to such Global Security, by the Registrar or the Custodian, to reflect such reduction.

(g)  Obligations with Respect to Transfers and Exchanges of New Notes.
(i)  To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate, upon a Company Order, Definitive Securities and Global Securities at the Registrar’s request.
(ii) No service charge shall be imposed in connection with any registration of transfer or exchange (except as otherwise expressly permitted by this Third Supplemental Indenture), but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than such transfer tax or similar governmental charge payable on exchanges pursuant to Section 2.12, 3.07 or 9.05 of the Base Indenture).
(iii) Prior to the due presentation for registration of transfer of any New Note, the Company, the Trustee, the Paying Agent or the Registrar may deem and treat the person in whose name a New Note is registered as the absolute owner of such New Note for the purpose of receiving payment of principal, premium, if any, and interest on such New Note and for all other purposes whatsoever, whether or not such New Note is overdue, and none of the Company, the Trustee, the Paying Agent or the Registrar shall be affected by notice to the contrary.
(iv)  All New Notes issued upon any transfer or exchange pursuant to the terms of this Third Supplemental Indenture shall evidence the same debt and shall be entitled to the same benefits under this Third Supplemental Indenture as the New Notes surrendered upon such transfer or exchange.
(v)  In order to effect any transfer or exchange of an interest in any Transfer Restricted Security for an interest in a Security that does not bear the Restricted Securities Legend and has not been registered under the Securities Act, if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel, in form reasonably acceptable to the Registrar to the effect that no registration under the Securities Act is required in respect of such exchange or transfer or the re-sale of such interest by the beneficial owner thereof, shall be required to be delivered to the Registrar and the Trustee.
(h) No Obligation of the Trustee.
(i)  The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Security, a member of, or a participant in the Depositary or any other Person with respect to the accuracy of the records of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the New Notes or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depositary) of any notice (including any notice of redemption or repurchase) or the payment of any amount, under or with respect to such New Notes. All notices and communications to be given to the Holders and all payments to be made to Holders under the New Notes shall be given or made only to the registered Holders (which shall be the Depositary or its nominee in the case of a Global Security). The rights of beneficial owners in any Global Security shall be exercised only through the Depositary subject to the applicable rules and procedures of the Depositary. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners.

(ii)  The Trustee shall not have any obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under the Indenture or under applicable law with respect to any transfer of any interest in any New Note (including any transfers between or among Depositary participants, members or beneficial owners in any Global Security) other than, in the case of the Trustee, to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of the Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof. Neither the Trustee nor any of its agents shall have any responsibility for any actions taken or not taken by Depositary.
(iii) In connection with any proposed exchange of a Definitive Security for an interest in a Global Security, the Company or the Depositary shall be required to provide or cause to be provided to the Trustee all information necessary to allow the Trustee to comply with any applicable tax reporting obligations, including without limitation any cost basis reporting obligations under Section 6045 of the Internal Revenue Code of 1986, as amended. The Trustee may rely on information provided to it and shall have no responsibility to verify or ensure the accuracy of such information.
(i)    Exchange Offer. Upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, the Company shall issue and, upon receipt of a Company Order in accordance with Section 2.03 of the Base Indenture, the Trustee shall authenticate (i) one or more Global Securities without the Restricted Securities Legend in an aggregate principal amount equal to the principal amounts of the beneficial interests in the Global Securities tendered for acceptance by Persons that provide in the applicable letters of transmittal such certifications as are required by the Registration Rights Agreement and applicable law, and accepted for exchange in the Exchange Offer and (ii) Definitive Securities without the Restricted Securities Legend in an aggregate principal amount equal to the principal amount of the Definitive Securities tendered for acceptance by Persons that provide in the applicable letters of transmittal such certification as are required by the Registration Rights Agreement and applicable law, and accepted for exchange in the Exchange Offer. Concurrently with the issuance of such New Exchange Notes, the Trustee shall cause the aggregate principal amount of the applicable Global Securities with the Restricted Securities Legend to be reduced accordingly, and the Company shall execute and the Trustee shall authenticate and mail to the Persons designated by the Holders of the Definitive Securities so accepted Definitive Securities without the Restricted Securities Legend in the applicable principal amount. Any New Notes that remain outstanding after the consummation of the Exchange Offer, and New Exchange Notes issued in connection with the Exchange Offer, shall be treated as a single class of securities under the Indenture.
Section 2.3    Definitive Securities.
(a)  A Global Security deposited with the Depositary or with the Trustee as Custodian pursuant to Section 2.1 or issued in connection with an Exchange Offer may be transferred to the beneficial owners thereof in the form of Definitive Securities in an aggregate principal amount equal to the principal amount of such Global Security, in exchange for such Global Security, only if such transfer complies with Section 2.2 of this Annex A and (i) the Depositary notifies the Company that it is unwilling or unable to continue as a Depositary for such Global Security or if at any time the Depositary ceases to be a “clearing agency” registered under the Exchange Act and, in each case, a successor depositary is not appointed by the Company within 90 days of such notice or after the Company has actual knowledge of such cessation, or (ii) an Event of Default has occurred and is continuing and the Registrar has received a request from the Depositary or (iii) the Company, in its sole discretion and subject to the procedures of the Depositary, notifies the Trustee in writing that it elects to cause the issuance of Definitive Securities under this Third

Supplemental Indenture. In addition, any Affiliate of the Company that is a beneficial owner of all or part of a Global Security may have such Affiliate’s beneficial interest transferred to such Affiliate in the form of a Definitive Security by providing a written request to the Company and the Trustee and such opinions of counsel, certificates or other information as may be required by this Third Supplemental Indenture or the Company or Trustee.
(b)  Any Global Security that is transferable to the beneficial owners thereof pursuant to this Section 2.3 shall be surrendered by the Depositary to the Trustee, to be so transferred, in whole or from time to time in part, without charge, and upon receipt of a Company Order, the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Security, an equal aggregate principal amount of Definitive Securities of authorized denominations. Any portion of a Global Security transferred pursuant to this Section 2.3 shall be executed, authenticated and delivered only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof and registered in such names as the Depositary shall direct. Any Definitive Security delivered in exchange for an interest in a Global Security that is a Transfer Restricted Security shall, except as otherwise provided by Section 2.2(e) of this Annex A, bear the Restricted Securities Legend. Notwithstanding anything to the contrary in this Section 2.3. no Regulation S Global Security may be exchanged for a Definitive Security until the end of the Distribution Compliance Period applicable to such Regulation S Global Security and receipt by the Trustee and the Company of any certificates required by either of them pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act.
(c)  The registered Holder of a Global Security may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under the Indenture or the New Notes.
(d)  In the event of the occurrence of any of the events specified in Section 2.3(a) of this Annex A, the Company shall promptly make available to the Trustee a reasonable supply of Definitive Securities in fully registered form without interest coupons.

ANNEX B
[FORM OF FACE OF GLOBAL SECURITY-NEW NOTES]
[Insert the Restricted Securities Legend, if applicable, pursuant to the provisions of the Indenture]
[Insert the Global Securities Legend, if applicable, pursuant to the provisions of the Indenture]
[Insert the Definitive Securities Legend, if applicable, pursuant to the provisions of the Indenture]
[Insert the ERISA Legend, if applicable, pursuant to the provisions of the Indenture.]
[Insert the OID Securities Legend, if applicable, pursuant to the provisions of the Indenture.]

[RULE 144A][REGULATION S][GLOBAL] SECURITY
6.000% SENIOR NOTE DUE 2028

OCEANEERING INTERNATIONAL, INC.

Issue Date: [_____]	Maturity: February 1, 2028
Principal Amount: [_____]	CUSIP: [Rule 144A Global Security: 675232 AC6] [Regulation S Global Security: U6749M AA9]
No. [RA-__][RS-__]	ISIN: [Rule 144A Global Security: US675232AC62] [Regulation S Global Security: USU6749MAA90]
Oceaneering International, Inc., a corporation incorporated under the laws of the State of Delaware (herein called the “Company”, which term includes any successor corporation under the indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of [________] Dollars ($[________]), or such other amount as provided on the “Schedule of Increases or Decreases in Global Security” attached hereto, on February 1, 2028 and to pay interest thereon in immediately available funds as specified on the reverse of this Security.
Payment of the principal of and interest on this Security shall be made at the office or agency of the Company maintained for that purpose in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company, payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the register of Securities or by wire transfer of immediately available funds to the accounts in the continental United States designated by the Holder of $1 million or more of this Security.
Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.
Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature (the exchange of copies of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery thereof), this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:

OCEANEERING INTERNATIONAL, INC.

By:
Name:
Title:

By:
Name:
Title:

Attest:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION
This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

COMPUTERSHARE TRUST COMPANY, N.A., as Trustee

Authorized Signatory

[Reverse of Security]
OCEANEERING INTERNATIONAL, INC.
6.000% SENIOR NOTE DUE 2028
This Security is one of a duly authorized issue of senior securities of the Company issued and to be issued in one or more series under an Indenture, dated as of November 21, 2014 between the Company and Computershare Trust Company, N.A., as successor to Wells Fargo Bank, National Association, as trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture (as defined below)), as amended by the Second Supplemental Indenture thereto dated as of February 6, 2018 between the Company and the Trustee and by the Third Supplemental Indenture thereto dated as of October 2, 2023 between the Company and the Trustee (as so amended, herein called the “Indenture”), or their respective predecessors, as applicable, to which the Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof. As used herein, the term “Securities” means securities of the series designated on the face hereof except that, where the context requires that such term be construed as including another series of securities (e.g., where phrases such as “Securities of each series” or “Securities of any series” or similar phrases are used), the term “Securities” means securities of any series issued or to be issued under the Indenture.
The Company may, without the consent of the existing holders of the Securities, issue additional Securities having the same ranking and the same interest rate, maturity and other terms as the Securities, except for issue date, public offering price and, if applicable, the date from which interest will accrue. Any additional Securities having such similar terms, together with the Securities, shall constitute a single series of Securities under the Indenture.
Interest
The rate at which this Security shall bear interest shall be 6.000% per annum. The date from which interest shall accrue for this Security shall be August 1, 2023. The Interest Payment Dates on which interest on this Security shall be payable are February 1 and August 1 of each year, commencing on February 1, 2024. The Regular Record Date for the interest payable on this Security on any Interest Payment Date shall be the January 15 or July 15, as the case may be, immediately preceding such Interest Payment Date. Interest shall cease to accrue on this Security upon its maturity, purchase by the Company at the option of a holder or redemption. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.
The Company shall pay all Additional Interest, if any, in the same manner on the dates and in the amounts set forth in the Registration Rights Agreement. In the event the Company is required to pay Additional Interest, the Company shall provide written notice to the Trustee of the Company’s obligation to pay Additional Interest no later than 15 days prior to the next Interest Payment Date, which notice shall set forth the amount of the Additional Interest to be paid by the Company.
Method of Payment
Payments in respect of principal of and interest, if any, on the Securities shall be made by the Company in immediately available funds.

Payment on Business Day
If any Interest Payment Date, Redemption Date (as defined below) or Maturity date of the New Notes is not a Business Day at any Place of Payment, then payment of the principal, premium, if any, and interest may be made on the next Business Day at that Place of Payment. No interest shall accrue on the amount payable for the period from and after the applicable Interest Payment Date, Redemption Date or Maturity date, as the case may be.
Optional Redemption
The Securities are redeemable, at the option of the Company, at any time prior to maturity in whole or from time to time in part, on a date fixed by the Company for such redemption (the “Redemption Date”) and at a redemption price (the “Redemption Price”) calculated as follows. If the relevant Redemption Date occurs prior to November 1, 2027, the Redemption Price shall be equal to 100% of the principal amount of the Securities being redeemed plus accrued and unpaid interest up to but not including the Redemption Date plus a premium (the “Make-Whole Premium”), if any is applicable pursuant to the calculation thereof as provided in the immediately following paragraph. If the relevant Redemption Date occurs on or after November 1, 2027, the Redemption Price payable shall be equal to 100% of the principal amount of the Securities being redeemed plus accrued and unpaid interest up to but not including the Redemption Date (with no Make-Whole Premium). If the Redemption Date is after a Regular Record Date and on or prior to the corresponding Interest Payment Date, the accrued and unpaid interest shall be paid on the Redemption Date to the Person in whose name the Securities are registered at the close of business on the Regular Record Date and not included in the Redemption Price. The Redemption Price shall never be less than 100% of the principal amount of the Securities plus accrued and unpaid interest up to but not including the Redemption Date.
The Company shall calculate the Make-Whole Premium, if any, in good faith, applying the Treasury Rate determined as set forth in the definition thereof. The amount of the Make-Whole Premium is equal to the excess, if any, of: (i) the sum of the present values, calculated as of the Redemption Date, of: (A) the remaining scheduled payments of interest on the Securities to be redeemed that would be due after the Redemption Date but for such redemption (except that, if such Redemption Date is not an Interest Payment Date, the amount of the next succeeding scheduled interest payment shall be reduced by the amount of interest accrued thereon to the Redemption Date); and (B) the principal amount that, but for the redemption, would have been payable at the Stated Maturity; over (ii) the principal amount of the Securities being redeemed.
The present values of interest and principal payments referred to in clause (i) above shall be determined in accordance with generally accepted principles of financial analysis. Those present values shall be calculated by discounting the amount of each payment of interest or principal from the date that each payment would have been payable, but for the redemption, to the Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30- day months) at a discount rate equal to the Treasury Rate (as defined below) plus 40 basis points.
“Treasury Rate” means, with respect to any Redemption Date, the rate per annum equal to the semiannual equivalent yield to maturity (computed by the Company as of the second Business Day immediately preceding such Redemption Date) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Securities.
“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Company.
“Comparable Treasury Price” means, with respect to any Redemption Date, (i) the average of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (ii) if the Independent Investment Banker obtains fewer than four such Reference Treasury Dealer Quotations, the average of all Reference Treasury Dealer Quotations obtained.
“Reference Treasury Dealer” means Credit Suisse Securities (USA) LLC, Wells Fargo Securities, LLC, J.P. Morgan Securities LLC and their successors and two other nationally recognized investment banking firms that are Primary Treasury Dealers specified from time to time by the Company, except that if any of the foregoing ceases to be a primary U.S. Government securities dealer in New York City (a “Primary Treasury Dealer”), the Company is required to designate as a substitute another nationally recognized investment banking firm that is a Primary Treasury Dealer.
“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by such Reference Treasury Dealer as of 3:30 p.m., New York City time, on the third Business Day preceding such Redemption Date.
If less than all of the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed on a pro rata basis (or, in the case of Securities represented by Global Securities, in accordance with the Depositary’s applicable procedures).
Notice of redemption shall be sent at least 30 days but not more than 60 days before the Redemption Date to each Holder of Securities to be redeemed at its registered address. Securities in denominations larger than $2,000 in principal amount, or any integral multiple of $1,000 in excess thereof, may be redeemed in part, but only in minimum principal amounts of $2,000 and integral multiples of $1,000 in excess thereof. On and after the Redemption Date, subject to the deposit with the Paying Agent of funds sufficient to pay the Redemption Price, interest shall cease to accrue on Securities or portions thereof called for redemption.
The Securities are not entitled to the benefit of any sinking fund or other mandatory redemption provisions.
Change of Control Repurchase Offer
Upon the occurrence of a Change of Control Repurchase Event, the Company shall make an offer to repurchase the Securities, if and in the manner required by Section 4.10 of the Indenture.
Transfer
As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this

Security is registrable in the register of the Securities, upon surrender of this Security for registration of transfer at the office or agency in a Place of Payment for Securities of this series, duly endorsed by, or accompanied by a written instrument of transfer in form reasonably satisfactory to the Registrar duly executed by the Holder thereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series, of like tenor and of other authorized denominations and for the same aggregate principal amount, executed by the Company and authenticated and delivered by the Trustee, shall be issued to the designated transferee or transferees.
The Securities of this series are issuable only in registered form without coupons in minimum denominations of $2,000 or any integral multiple of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations set forth therein and on the face of this Security, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series of a different authorized denomination as requested by the Holder surrendering the same.
No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or other governmental charge payable in connection therewith as permitted by the Indenture.
Prior to due presentment of this Security for registration of transfer, the Company, the Trustee or any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security is overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.
Amendment, Supplement and Waiver; Limitation on Suits
The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of at least a majority in principal amount of the then outstanding Securities of all series affected (acting as one class). The Indenture also contains provisions permitting the Holders of at least a majority in principal amount of the then outstanding Securities of any series or of all series (acting as one class), to waive compliance by the Company with certain existing or past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.
Subject to the right of the Holder of any Securities of this series to institute proceedings to enforce the Holder’s right to receive payment of the principal thereof and interest thereon (or repurchase price thereof), no Holder of the Securities of this series shall have any right to institute any proceeding, judicial or otherwise, with respect to the Indenture, or for the appointment of a receiver or trustee, or for any other remedy thereunder, unless
(1)such Holder has previously given written notice to the Trustee of a continuing Event of Default;
(2)the Holders of not less than 25% in principal amount of the then outstanding Securities of this series shall have made written request to the Trustee to pursue the remedy;

(3)such Holder or Holders offer to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense to be incurred in compliance with such request;
(4)the Trustee for 60 days after its receipt of such request and offer of indemnity has failed to institute any such proceeding; and
(5)no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the then outstanding Securities of this series;
it being understood and intended that no one or more of such Holders shall have the right in any manner whatever by virtue of, or by availing of, any provision of the Indenture to affect, disturb or prejudice the rights of any other of such Holders, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under the Indenture, except in the manner herein provided and for the equal and ratable benefit of all of such Holders.
Successor Corporation
When a successor Person assumes all the obligations of its predecessor under the Securities and the Indenture in accordance with the terms and conditions of the Indenture, the predecessor Person shall (except in certain circumstances specified in the Indenture) be released from those obligations.
Defaults and Remedies
If an Event of Default with respect to the Securities of this series shall occur and be continuing, all unpaid principal amount plus accrued and unpaid interest through the acceleration date of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.
No Recourse Against Others
No recourse shall be had for the payment of the principal of or the interest, if any, on this Security, for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, shareholder, officer or director, as such, past, present or future, of the Company or of any successor corporation thereto, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment of penalty or otherwise, all such liability being, by acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.
Indenture to Control; Governing Law
In the case of any conflict between the provisions of this Security and the Indenture, the provisions of the Indenture shall control.
THE INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, BUT WITHOUT GIVING EFFECT TO THE APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

Definitions
All terms defined in the Indenture and used in this Security but not specifically defined herein are used herein as so defined.

CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR
REGISTRATION OF TRANSFERS OF TRANSFER RESTRICTED SECURITIES
This certificate relates to $_________ principal amount of New Notes held in (check applicable space) ____ book-entry or _____ definitive form by the undersigned.
The undersigned (check one box below):
☐    has requested the Trustee by written order to deliver in exchange for its beneficial interest in a Global Security held by the Depositary a New Note or New Notes in definitive, registered form of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global Security (or the portion thereof indicated above) in accordance with the Indenture; or
☐    has requested the Trustee by written order to exchange or register the transfer of a New Note or New Notes.
In connection with any transfer of any of the New Notes evidenced by this certificate, the undersigned confirms that such New Notes are being transferred in accordance with its terms:

CHECK ONE BOX BELOW
(1)    ☐    to the Company or subsidiary thereof; or
(2)    ☐    to the Registrar for registration in the name of the Holder, without transfer; or
(3)    ☐    pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”); or
(4)    ☐    to a Person that the undersigned reasonably believes is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act (“Rule 144A”)) that purchases for its own account or for the account of a qualified institutional buyer and to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A; or
(5)    ☐    pursuant to offers and sales to non-U.S. persons that occur outside the United States within the meaning of Regulation S under the Securities Act (and if the transfer is being made prior to the expiration of the Distribution Compliance Period, the Notes shall be held immediately thereafter through Euroclear or Clearstream); or
(6)    ☐    to an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3), (7) or (9) under the Securities Act) that has furnished to the Trustee a signed letter containing certain representations and agreements; or
(7)    ☐    pursuant to Rule 144 under the Securities Act; or
(8)    ☐    pursuant to another available exemption from registration under the Securities Act.
Unless one of the boxes is checked, the Trustee will refuse to register any of the New Notes evidenced by this certificate in the name of any Person other than the registered Holder thereof;

provided, however, that if box (5), (6), (7) or (8) is checked, the Company or the Trustee may require, prior to registering any such transfer of the New Notes, such legal opinions, certifications and other information as the Company or the Trustee have reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

Your Signature

Date:
Signature of Signature Guarantor

TO BE COMPLETED BY PURCHASER IF (4) ABOVE IS CHECKED.
The undersigned represents and warrants that it is purchasing this New Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuers as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
NOTICE: To be executed by an executive officer Name: Title:

Signature Guarantee*: __________________________________

*    Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

TO BE COMPLETED IF THE HOLDER REQUIRES AN EXCHANGE FROM A
REGULATION S GLOBAL SECURITY TO AN UNRESTRICTED GLOBAL SECURITY,
PURSUANT TO SECTION 2.2(d)(iii) OF ANNEX A TO THE THIRD SUPPLEMENTAL INDENTURE1
The undersigned represents and warrants that either:
☐    the undersigned is not a dealer (as defined in the Securities Act) and is a non-U.S. person (within the meaning of Regulation S under the Securities Act); or
☐    the undersigned is not a dealer (as defined in the Securities Act) and is a U.S. person (within the meaning of Regulation S under the Securities Act) who purchased interests in the Notes pursuant to an exemption from, or in a transaction not subject to, the registration requirements under the Securities Act; or
☐    the undersigned is a dealer (as defined in the Securities Act) and the interest of the undersigned in this New Note does not constitute the whole or a part of an unsold allotment to or subscription by such dealer for the New Notes.

Dated:
Your Signature

1     Include only for Regulation S Global Securities.

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY2
The following increases or decreases in this Global Security have been made:

Date of exchange	Amount of decrease in principal amount of this Global Security	Amount of increase in principal amount of this Global Security	Principal amount of this Global Security following such decrease or increase	Signature of authorized officer of Trustee or Security Custodian

2 Include schedule only for Global Security.